UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2016

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)

(630) 875-7450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On September 9, 2016, First Midwest Bancorp Inc. (“First Midwest”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a satisfaction and discharge (the “Satisfaction and Discharge”) of the Subordinated Debt Indenture, dated as of March 1, 2006 (the “Indenture”), between First Midwest and the Trustee.  The Satisfaction and Discharge, among other things, discharged the Indenture and the obligations of First Midwest thereunder.  Notwithstanding the Satisfaction and Discharge, certain customary provisions of the Indenture, including those relating to the compensation and indemnification of the Trustee, will survive.

The foregoing description of the Satisfaction and Discharge is not complete and is qualified in its entirety by the full text of the Satisfaction and Discharge, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03 Material Modification to the Rights of Security Holders

The information set forth in Item 1.02 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

4.1                               Satisfaction and Discharge of Indenture, dated September 9, 2016, between First Midwest Bancorp, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date:	September 9, 2016	/s/ NICHOLAS J. CHULOS
By: Nicholas J. Chulos
Executive Vice President, Corporate Secretary, and General Counsel